SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549





                                    FORM 8-K/A





                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934






       Date of Report (Date of earliest reported event): November 19, 2001



                               MOTIENT CORPORATION
             (Exact name of registrant as specified in its charter)




         Delaware                      0-23044                 93-0976127
(State or other jurisdiction of  (Commission File No.)        (IRS Employer
incorporation or organization)                              Identification No.)




                            10802 Parkridge Boulevard
                           Reston, Virginia 20191-5416
                                 (703) 758-6000
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

ITEM 2.  Acquisition or Disposition of Assets

This Current Report on Form 8-K/A is being filed to report two separate transactions involving the disposition of assets by Motient Corporation
("Motient" or "we" or "us"). First, on November 19, 2001, Motient disposed of all of its remaining 9,757,262 shares of common stock of XM Satellite Radio Holdings Inc. ("XM Radio"), in satisfaction of certain outstanding debt obligations. In this report, this transaction is referred to as the "XM Share Transaction." Second, on November 26, 2001, Motient consummated the previously-announced sale of its satellite communications business assets to Mobile Satellite Ventures LP ("MSV"). In this report, this transaction is referred to as the "MSV Transaction." The XM Share Transaction and the MSV Transaction are not related to each other.

The XM Share Transaction

On November 6, 2001, the agent for the bank lenders under Motient's term loan agreement and revolving credit agreement declared all loans under such facilities immediately due and payable, due to the existence of several events of default under such agreements. On the same date, the bank lenders sought payment in full from Hughes Electronics Corporation, Singapore Telecommunications Limited, and Baron Capital Partners, L.P., the guarantors of Motient's term and revolving loan facilities (the "Bank Guarantors"). The Bank Guarantors made such payment, in the amount of approximately $97.6 million, on November 14, 2001. As a result of an agreement that required Motient to reimburse the Bank Guarantors in the event that the Bank Guarantors were required to make any payment under the bank facility guarantees, as of November 14, 2001 Motient had a reimbursement obligation to the Bank Guarantors in the amount of $97.6 million, including accrued interest and fees.

The 9,757,262 shares of common stock of XM Radio that were then owned by Motient
were  pledged  to  the  Bank  Guarantors  to  secure   Motient's   reimbursement
obligations to the Bank Guarantors.

On November 15, 2001, Motient sold 500,000 shares of common stock of XM Radio through a broker under Rule 144 under the Securities Act for $9.50 per share, for aggregate proceeds of $4,750,000. The net proceeds from this sale were paid to the Bank Guarantors on November 19, 2001, thereby reducing the amount of Motient's reimbursement obligation to the Bank Guarantors by such amount.

Also on November 19, 2001 Motient delivered all of its remaining 9,257,262 shares of common stock of XM Radio to the Bank Guarantors in full satisfaction of the entire remaining amount of Motient's reimbursement obligations to the Bank Guarantors. Upon delivery of these shares, the Bank Guarantors released Motient from all of its remaining obligations to the Bank Guarantors under the bank financing agreements and the related guarantees and reimbursement and security agreements. Motient delivered 7,108,184 shares to Hughes Electronics Corporation, 964,640 shares to Singapore Telecommunications Limited, and 1,184,438 shares to Baron Capital Partners, L.P.

As a result of the foregoing transaction, the maturity of Motient's $26.2 million note payable to Rare Medium Group, Inc. ("Rare Medium") was accelerated to November 19, 2001.

Certain of Motient's rights with respect to XM Radio were governed by a shareholders' agreement by and among XM Radio, Motient, and certain other significant shareholders of XM Radio (the "XM Shareholders' Agreement"). Pursuant to the XM Shareholders' Agreement, Motient had the right to appoint three representatives on the Board of Directors of XM Radio. In addition, two independent members of the Board of Directors of XM Radio had to be approved by Motient and the other parties to the XM Shareholders' Agreement. As of November 19, 2001 Motient ceased to beneficially own any of the securities of XM Radio. Accordingly, Motient will no longer have any rights or obligations under the XM Shareholders' Agreement.

Motient also had certain registration rights with respect to the shares of common stock of XM Radio owned by it pursuant to an amended and restated registration rights agreement, dated as of August 8, 2000 (the "XM Registration Rights Agreement"). As of November 19, 2001, because Motient ceased to beneficially own any shares of XM Radio common stock, Motient will no longer be a beneficiary of any of the registration rights under the XM Registration Rights Agreement.

In connection with the transfer of all of its remaining shares of common stock of XM Radio to the Bank Guarantors on November 19, 2001, Motient transferred to the Bank Guarantors its piggyback and shelf registration rights associated with the 9,257,262 shares of common stock delivered to the Bank Guarantors. In addition, at the time of the transfer of such shares to the Bank Guarantors, Motient transferred to Hughes Electronics Corporation Motient's sole remaining "demand" registration right under the XM Registration Rights Agreement.


MSV Transaction

     Background

In June 2000, we formed MSV as a limited liability company. Originally we owned 80% of the membership interests in MSV. The remaining interest was owned by three investors controlled by Columbia Capital, Spectrum Equity Investors LP and Telcom Ventures, L.L.C. (collectively, the "Existing Investors").

In January 2001, we entered into various agreements to modify the terms of the original investment agreement for MSV and also to provide for the participation of TMI Communications & Company, Limited Partnership ("TMI"), the Canadian satellite services provider, in the venture. The January 2001 agreements provided that upon closing of the transactions contemplated by such agreements, TMI would contribute its satellite communications business assets to MSV, along with our contribution of our satellite business assets. The January agreements provided that in connection with its contribution of assets to MSV, TMI would have become the owner of approximately 27% of the outstanding equity of MSV, and would also have received a cash payment of $7.5 million, as well as a $11.5 million 5-year note.

The January agreements also provided that upon closing of these transactions, we would contribute our satellite assets to MSV in exchange for a cash payment of $45 million and a 5-year, $15 million note. Upon closing, we would have become the owner of approximately 33% of the outstanding interests of MSV. Under the January agreements, a portion of MSV's cash payment to TMI at closing would have been funded by a loan by us of $2.5 million to MSV, in exchange for a note back in the same amount.

     The Current Transaction

On October 12, 2001, MSV entered into certain amendments to the January 2001 agreements. The transactions contemplated by the January 2001 agreements, as amended on October 12, 2001, were consummated on November 26, 2001.

In this transaction, MSV issued $55 million of new convertible notes to a group of purchasers including a subsidiary of Rare Medium, as well as the Existing Investors and Motient. The convertible notes have a 5-year maturity and carry interest at 10%, payable at maturity. The convertible notes convert into Class A preferred limited partnership units of MSV ("Class A Preferred Units"). Rare Medium purchased $50 million of the convertible notes. In addition, Motient's $2.5 million loan to MSV as contemplated by the January transaction agreements, was in the form of convertible notes, and the Existing Investors purchased $2.5 million of convertible notes.

The funds received by MSV from this investment permitted MSV to consummate the existing agreement described above to purchase our satellite communications assets and to combine such assets with those of TMI.

Of the $45 million paid to Motient as described above, $4 million was held back by MSV to secure certain of Motient's ongoing obligations to MSV, including Motient's obligations to share rent expense for MSV's premises in Reston, VA.

Assuming that all the convertible notes issued on November 26, 2001 are converted into Class A Preferred Units, the ownership of the outstanding equity of MSV would be as follows:

         Motient                    33.3%
         TMI                        26.4%
         Rare Medium                30.8%
         Existing Investors          9.5%

MSV has filed an application with the FCC with respect to MSV's plans for a new generation satellite system utilizing ancillary terrestrial base stations. Within 90 days of the receipt of approval from the FCC, and provided that such approval occurs by March 31, 2003, the Existing Investors will invest an additional $50 million in MSV and receive additional Class A Preferred Units. Upon consummation of such additional investment by the Existing Investors, the $11.5 million note to TMI and the $15 million note to Motient will be repaid in full, and the ownership of the outstanding equity of MSV will be as follows:

         Motient                    25.5%
         TMI                        20.2%
         Rare Medium                23.6%
         Existing Investors         30.8%


Pursuant to a shareholders' agreement among the owners of MSV's general partner, Motient is entitled to three representatives on the 12-member board of directors of MSV's general partner. Motient's initial representatives on the Board of Directors of the general partner of MSV are Gary M. Parsons, who will serve as Chairman of the Board, and Walter V. Purnell, Jr. and W. Bartlett Snell. Messrs. Purnell and Parsons serve as directors of Motient, and Mr. Parsons is the Chairman of the Board of Directors of Motient. Mr. Purnell is the President and Chief Executive Officer of Motient, and Mr. Snell is the Senior Vice President and Chief Financial Officer of Motient.

Motient and MSV have, and are expected to continue to have, certain ongoing relationships, some of which may be material. These include the following:

(i) Motient and MSV have agreed to split (with each being responsible for 50%) the rent and other facility costs of their premises in Reston, VA, with each party expected to incur approximately $2.0 to $2.5 million over the remaining term of the lease agreement, which is through August 2003; and

(ii) Motient will provide certain services to MSV on a transition basis, including human resources, legal, regulatory and information technology services, at Motient's cost of such services.


Forward-looking statements

This report contains forward looking statements, including statements regarding MSV's future ownership, the additional investment by the Existing Investors in MSV, and certain other events. Factors that could cause actual results to differ materially from those in the forward looking statements in this Form 8-K/A include Motient's serious short-term liquidity needs, Motient's substantial debt, and Motient's attempts to negotiate a satisfactory restructuring of its debt obligations. Many of these and other factors are described in Motient Corporation's registration statement on Form S-4 (File No. 333-63826) and in Motient's annual report on Form 10-K for the year ended December 31, 2000 and its other periodic filings and reports with the Securities and Exchange Commission.

Item 7.  Financial Statements and Exhibits

(b)      PRO FORMA FINANCIAL INFORMATION

The accompanying pro forma financial information gives effect to the following, as if the following transactions had been consummated on September 30, 2001, in the case of the Unaudited Pro Forma Consolidated Condensed Balance Sheet, and on January 1 of each of the periods presented in the case of the Unaudited Pro Forma Consolidated Condensed Statements of Operations:

o Motient's disposition in November 2001 of 9,757,262 shares of common stock of XM Satellite Radio Holdings Inc. ("XM Radio") in satisfaction of certain outstanding debt obligations to the Bank Guarantors of Motient's bank financing facility.
o The consummation on November 26, 2001 of the sale of Motient's satellite communications business assets to Mobile Satellite Ventures LP ("MSV").

Additionally, the following series of XM Radio stock dispositions occurred prior to the transactions described above, and provide additional information related to Motient's disposition of all of its investment in XM Radio. As a result, the accompanying pro forma financial information gives effect to the following transactions, as if the transactions had been consummated on September 30, 2001, in the case of the Unaudited Pro Forma Consolidated Condensed Balance Sheet, and on January 1 of each of the periods presented in the case of the Unaudited Pro Forma Consolidated Condensed Statements of Operations:

o The disposition in October 2001 of 5,000,000 shares of common stock of XM Radio in partial satisfaction of Motient's debt obligations to Rare Medium Group, Inc. ("Rare Medium").
o The sales in the first quarter of 2001 of an aggregate of 2,000,000 shares of common stock of XM Radio and the application of $8.5 million of the proceeds of such sales to repay indebtedness outstanding under Motient's bank facilities.

The pro forma consolidated condensed financial information is presented for illustrative purposes only and is not necessarily indicative of what Motient's actual financial position and results of operations would have been had the foregoing transactions been consummated as of the above-referenced dates or of the financial position or results of operations that Motient may report in the future.

                                   Motient Corporation and Subsidiaries
                        Unaudited Pro Forma Consolidated Condensed Balance Sheet


                                                                             As of September 30, 2001

                                                                          Pro Forma
                                                                           XM Radio                    Pro Forma
                                                                            Share        Adjusted         MSV            Pro Forma
                                                           Motient       Transactions     Motient     Transaction         Motient
                                                           -------       ------------     -------     -----------         -------
ASSETS
CURRENT ASSETS:
      Cash and cash equivalents                           $ 3,084       4,750 (1)       $3,687        $45,000 (5)          $42,187
                                                                       (4,750)(1)                      (2,500)(5)
                                                                          603 (2)                      (4,000)(5)

      Inventory                                            13,878              --       13,878         (3,527)(5)           10,351
      Accounts receivable, net of allowance for
      doubtful accounts                                    18,328              --       18,328         (2,584)(5)           15,744
      Deferred equipment costs                             21,240              --       21,240         (6,209)(5)           15,031
      Other current assets                                  9,910              --        9,910           (870)(5)           11,040
                                                            -----              --       ------          2,000 (5)           ------


      Total current assets                                 66,440         603           67,043         27,310               94,353

PROPERTY & EQUIPMENT IN SERVICE, net                      100,058              --      100,058        (36,048)(5)           64,010
INVESTMENT IN XM RADIO                                    201,026    (132,914)(1)           --             --                   --
                                                                      (68,112)(3)
INVESTMENT IN MSV                                              --              --           --         15,000 (5)            2,237
                                                                                                        2,500 (5)
                                                                                                      (15,263)(5)
GOODWILL & OTHER INTANGIBLES, net                          52,416              --       52,416             --               52,416

DEFERRED CHARGES & OTHER ASSETS, net                       17,674      (1,823)(4)       15,851         (2,963)(5)           14,888
                                                                                                        2,000 (5)
RESTRICTED INVESTMENTS                                     10,928        (603)(2)       10,325             --               10,325
                                                           ------    ------------    ---------     -------------            ------

      Total assets                                       $448,542   $(202,849)        $245,693        $(7,464)            $238,229
                                                         ========   ==========        ========          ======            ========

The accompanying notes are an integral part of this pro forma financial statement.

                                   Motient Corporation and Subsidiaries
                        Unaudited Pro Forma Consolidated Condensed Balance Sheet

                                                                                  As of September 30, 2001
                                                                          Pro Forma
                                                                          XM Radio                     Pro Forma
                                                                            Share       Adjusted          MSV           Pro Forma
                                                           Motient      Transactions     Motient      Transaction        Motient
                                                           -------      ------------     -------      -----------        -------
LIABILITIES & STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
      Accounts payable and accrued expenses               $55,633          (545)(1)       $55,088     (2,836) (5)         $52,252
      Current portion of obligations under                  3,778                           3,778                           3,778
      capital leases
      Obligations under Bank Financing - in                96,500       (91,750)(1)            --         --                   --
      default
                                                                         (4,750)(1)
      Obligations under Notes, net of discount -          329,147            --           329,147         --              329,147
      in default
      Current portion of vendor financing - in              5,295            --             5,295         --                5,295
      default
      Note payable to Rare Medium                          52,231       (26,150)(3)        26,081         --               26,081

      Deferred equipment revenue                           21,277            --            21,277     (6,246) (5)          15,031
      Other current liabilities                            12,192            --            12,192     (5,455) (5)           6,737
                                                           ------            --            ------      ------            --------

      Total current liabilities                           576,053      (123,195)          452,858    (14,537)             438,321

LONG-TERM LIABILITIES:
      Capital lease obligations                             6,066            --             6,066              --           6,066
      Other long-term liabilities                          27,987            --            27,987     (3,071) (5)          50,323
                                                           ------            --                --                          ------
                                                                                                     (10,745) (5)
                                                                                                        (856) (5)
                                                                                                      37,008 (5)
                                                                                                      ------
      Total long-term liabilities                          34,053            --            34,053     22,336               56,389

      Total liabilities                                   610,106      (123,195)          486,911      7,799              494,710


STOCKHOLDERS' DEFICIT
      Motient Series A preferred stock                         --            --                --         --                   --
      Common stock, voting                                    534            --               534         --                  534
      Additional paid-in capital                          971,334            --           971,334         --              971,334
      Deferred compensation                                  (422)           --              (422)        --                 (422)
      Common stock purchase warrants                       81,773            --            81,773         --               81,773
      Unamortized guarantee warrants                       (7,860)        7,860 (4)            --         --                   --
      Retained loss                                    (1,206,923)       (1,823)(4)    (1,294,437)   (15,263) (5)      (1,309,700)
                                                      -----------                      -----------   --------
                                                                         (7,860)(4)
                                                                        (39,735)(1)
                                                                          3,866 (1)
                                                                        (36,612)(3)
                                                                         (5,350)(3)
                                                                        -----------
      Total stockholders' deficit                        (161,564)      (79,654)         (241,218)   (15,263)            (256,481)
                                                        ---------       --------         ---------   --------            ---------

Total liabilities and stockholders' deficit              $448,542     $(202,849)         $245,693    $(7,464)            $238,229
                                                         ========     ==========         ========    ========            ========

The accompanying notes are an integral part of this pro forma financial statement.

                                Motient Corporation and Subsidiaries
              Unaudited Pro Forma Consolidated Condensed Statement of Operations


                                                            For the Nine Months Ended September 30, 2001
                                         -----------------------------------------------------------------------------------
                                                                  Pro Forma
                                                                  XM Radio
                                                                    Share       Adjusted        Pro Forma         Pro Forma
                                                  Motient       Transactions     Motient      MSV Transaction       Motient
                                                  -------       ------------     -------      ---------------       -------
Revenues
      Service and related revenues                $55,182             --       $55,182     $(19,454) (11)           $35,728
      Sales of equipment                           16,329             --        16,329       (6,244) (11)            10,085
                                                   ------             --        ------       ------------            ------
      Total Revenue                                71,511             --        71,511      (25,698)                 45,813

Cost of service and operations
      Cost of service and operations               55,693             --        55,693       (8,342) (11)            47,351
      Cost of equipment sold                       25,649             --        25,649       (6,230) (11)            19,419
      Sales & advertising                          20,118             --        20,118         (788) (11)            19,330
      General & administrative                     15,466             --        15,466       (1,188) (11)            14,278
      Depreciation & amortization                  26,220             --        26,220      (12,680) (11)            13,540
      Restructuring charge                          4,739             --                         --                   4,739
                                                 --------             --      --------      --------                  -----
                                                                                 4,739

      Operating loss                              (76,374)            --       (76,374)       3,530                 (72,844)

Interest & other income                               591             --           591           --                     591
Gain  on embedded call option                       1,512           (860)(6)       652           --                     652
Equity in loss of XM Radio                        (40,163)        40,163 (7)        --           --                      --
Equity in loss of MSV                                  --             --            --       (8,995) (12)            (8,995)
Rare Medium merger costs                           (4,054)            --        (4,054)          --                  (4,054)
XM Radio mark to market adjustment                     --        (74,550)(8)  (129,003)          --                (129,003)
                                                                 (54,453)(9)
Interest expense                                  (46,971)        10,874(10)   (36,097)          --                 (36,097)
                                                  --------     ---------       --------     --------                --------
Net loss before extraordinary item              $(165,459)      $(78,826)    $(244,285)     $(5,465)              $(249,750)
                                                ==========      =========    ==========      =======              ==========
Loss per share of common stock before              $(3.31)        $(1.58)       $(4.89)      $(0.11)                 $(5.00)
extraordinary item
Weighted-average common shares                     49,933                       49,933                               49,933
outstanding during the period

The accompanying notes are an integral part of this pro forma financial statement.

                               Motient Corporation and Subsidiaries
              Unaudited Pro Forma Consolidated Condensed Statement of Operations


                                                                For the Year Ended December 31, 2000

                                                                 Pro Forma
                                                                  XM Radio
                                                                    Share       Adjusted         Pro Forma         Pro Forma
                                                  Motient       Transactions     Motient      MSV Transaction       Motient
                                                  -------       ------------     -------      ---------------       -------

Revenues
      Service                                     $73,479             --         $73,479     $(21,135) (11)           $52,344
      Sales of equipment                           26,372             --          26,372       (1,597) (11)            24,775
                                                   ------                         ------       ------------            ------
      Total Revenue                                99,851             --          99,851      (22,732)                 77,119

Cost of service and operations
      Cost of service and operations               75,528             --          75,528      (11,484) (11)            64,044
      Cost of equipment sold                       32,843             --          32,843       (1,783) (11)            31,060
      Sales & advertising                          35,454             --          35,454       (1,610) (11)            33,844
      General & administrative                     97,626        (76,093) (7)     21,533       (1,791) (11)            19,742
      Depreciation & amortization                  38,812         (4,517) (7)     34,295      (18,293) (11)            16,002
                                                   ------         -----------     ------      -------------            ------


      Operating loss                             (180,412)        80,610         (99,802)      12,229                 (87,573)

Interest & other income                            31,379        (27,606) (7)      3,773           --                   3,773
Gain on sale of transportation assets               5,691             --           5,691           --                   5,691
Equity in loss of MSV                                  --             --              --       (6,267) (12)            (6,267)
XM Radio mark to market adjustment                     --         (9,810) (8)    (31,087)          --                 (31,087)
                                                                 (21,277) (9)
Unrealized gain on note payable to                 36,779             --          36,779           --                  36,779
related party
Minority interest in XM Radio                      33,429        (33,429)(7)          --           --                      --
Interest expense                                  (62,455)        14,887 (10)    (47,568)          --                 (47,568)
                                                  --------        ----------     --------       ------


Net loss before extraordinary item              $(135,589)        $3,375       $(132,214)       $5,962              $(126,252)
                                                ==========        ======       ==========        =====              ==========
Loss per share of common stock before
extraordinary item (22)                            $(2.74)         $0.07          $(2.67)        $0.12                 $(2.55)
Weighted-average common shares
outstanding during the period                      49,425                         49,425                               49,425


The accompanying notes are an integral part of this pro forma financial statement.

                    Notes to Pro Forma Financial Information


     The Pro Forma Financial Information reflects the following adjustments:


1. Reflects the November 2001 exchange of 9.8 million XM Radio shares for approximately $96.5 million of bank debt, plus accrued interest thereon. On November 15, 2001, Motient sold 500,000 shares of common stock of XM Radio through a broker under Rule 144 under the Securities Act for $9.50 per share, for aggregate proceeds of $4.75 million. The net proceeds from this sale were paid to the Bank Guarantors on November 15, 2001, thereby reducing the amount of Motient's reimbursement obligation to the Bank Guarantors by such amount. Also on November 19, 2001, Motient delivered all of its remaining 9.2 million shares of common stock of XM Radio to the bank guarantors in full satisfaction of the remaining amount of Motient's reimbursement obligations to the Bank Guarantors.

     The pro forma information reflects a mark-to-market adjustment for the 9.8 million shares of common stock of XM Radio that were sold or exchanged. This market adjustment is based on the XM Radio closing price on November 19, 2001, as compared to the per share carrying value for the period presented.

2. Reflects the return to Motient of the proceeds of an escrow account established by Motient to support a portion of the bank guaranty, as a result of the extinguishment of Motient's bank facilities and related guarantees.

3. Reflects the October 12, 2001, exchange of 5.0 million XM Radio shares for $26.2 million of principal and accrued interest on the Rare Medium loan. The pro forma information reflects a mark-to-market adjustment for the 5.0 million shares of common stock of XM Radio that were exchanged. This market adjustment is based on the XM Radio closing price on October 12, 2001, as compared to the per share carrying value of $13.62 as of September 30, 2001.

4. Reflects the write off of a pro rata share of financing fees and guarantor warrants associated with the extinguishment of indebtedness under Motient's bank facilities described in notes (1) and (3).

5. Reflects the consummation on November 26, 2001 of the sale of Motient's satellite communications business assets to Mobile Satellite Ventures LP ("MSV"). Motient received proceeds of $45 million cash and a note in the amount of $15 million from MSV in exchange for its satellite communication assets. Of the $45 million in cash, $4.0 million was held back by MSV to secure certain of Motient's ongoing obligations to MSV, including Motient's obligations to share rent expense for MSV's premises. In addition, Motient used $2.5 million of the proceeds to purchase convertible notes from MSV.

     Since Motient retains an interest in MSV, the $37.0 million pro forma gain on the sale of the satellite communication assets has been deferred and is reflected in the pro forma balance sheet as an other long-term liability.


6. Reflects the pro rata share of the gain on the embedded call option associated with the extinguishment of $26.2 million of indebtedness under the Rare Medium note.

7. Reflects the pro forma adjustment for the deconsolidation of the results of XM Radio resulting from the following transactions:

o Motient's sale of an aggregate of 2 million shares of XM Radio stock in the first quarter of 2001 and the application of the net proceeds of the offering to repay $8.5 million of indebtedness under Motient's bank facilities,
o Motient's exchange of 5 million shares of XM Radio stock in October 2001 for $26.2 million of Rare Medium debt, and
o Motient's sale and exchange of 9.8 million shares of XM Radio stock in November 2001 to satisfy Motient's entire reimbursement obligation to the Bank Guarantors.

     As a result of the above transactions, Motient no longer holds any shares of XM Radio common stock.

8. Reflects the pro forma mark-to-market adjustment for the 9.8 million shares of common stock of XM Radio that were sold or exchanged on November 19, 2001. This market adjustment is based on the XM Radio closing price on November 19, 2001, as compared to the per share carrying value of $17.19 as of January 1, 2001, and $10.56 as of January 1, 2000.

9. Reflects the pro forma mark-to-market adjustment for the 5.0 million shares of common stock of XM Radio that were exchanged for $26.2 million of Rare Medium notes on October 12, 2001. This market adjustment is based on the XM Radio closing price on October 12, 2001, as compared to the per share carrying value of $17.19 as of January 1, 2001, of the period presented.

10. Reflects the elimination of interest expense on the bank financing and Rare Medium notes and the amortization of related financing costs and warrants associated with the placement of the bank financing and Rare Medium notes, as a result of the repayment of $96.5 million of bank debt in the November 2001 transactions, the repayment of $8.5 million of bank debt from the sale of 2 million shares of XM Radio common stock in the first quarter of 2001, and the repayment of $26.2 million of Rare Medium notes.

11. Reflects the elimination of the operating results of the satellite communications business that was sold to MSV.

12. Reflects the recognition of Motient's pro rata share of MSV losses that had previously been suspended in accordance with equity method accounting


(c)         Exhibits

The following documents are filed as exhibits to the report:

10.34k  -      Term Loan Master Agreement, dated as of November 19, 2001, by and
               among  Motient,   Hughes   Electronics   Corporation,   Singapore
               Telecommunications   Ltd.,  and  Baron  Capital  Partners,   L.P.
               (previously filed as Exhibit  10.34k to Motient's report on  Form
               8-K (File No. 0-23044) dated November 28, 2001)

10.35j  -      Revolving Loan Master  Agreement,  dated as of November 19, 2001, by and among Motient,  Motient Holdings Inc., Hughes  Electronics
               Corporation, Singapore Telecommunications Ltd., and Baron Capital
               Partners,  L.P.  (previously  filed  as  Exhibit  10.35j  to  the
               Company's  report on Form 8-K (File No.  0-23044)  dated November
               28, 2001)

10.42b  -      Amended and Restated Asset Sale Agreement, dated as of January 8,
               2001, by and between Motient  Services Inc. and Mobile  Satellite
               Ventures LLC  (incorporated  by  reference  to Exhibit  10.42b to
               Motient's annual report on Form 10-K (File No. 0-23044) for the year ended December 31, 2000).

10.42c  -      Amendment,  dated as of October  12,  2001,  to the  Amended  and
               Restated Asset Sale Agreement, dated as of January 8, 2001, by and between Motient Services Inc. and Mobile Satellite Ventures
               LLC (incorporated by reference to Exhibit 10.42c to Motient's quarterly report on Form 10-Q (File No. 0-23044) for the quarter ended September 30, 2001).

10.55   -      Amended and Restated  Investment  Agreement,  dated as of October
               12, 2001, by and among Motient, MSV, TMI, and the other investors named therein (incorporated by reference to Exhibit 10.55 to Motient's quarterly report on Form 10-Q (File No. 0-23044) for the quarter ended September 30, 2001).

10.56a  -      Stockholders' Agreement, dated as of November 26, 2001, of Mobile
               Satellite Ventures GP Inc. (previously filed as Exhibit 10.56a to the Company's report on Form 8-K (File No. 0-23044) dated
               November 28, 2001).

99.1    -      Press  Release of Motient  dated  November  27, 2001  (previously filed as Exhibit 99.1 to  Motient's  report on Form 8-K (File No.
               0-23044) dated November 28, 2001).

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           MOTIENT CORPORATION



                                           By:    /s/David H. Engvall
                                                  David H. Engvall
                                                  Vice President, General
                                                  Counsel and Secretary


Date:  December 4, 2001